SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K-A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: February 14, 2000

Commission File Number: 33-12029-D


iDial Networks, Inc.

formerly Desert Springs Acquisition Corp.
formerly Bartel Financial Group, Inc.

(Exact name of Registrant as specified in its charter)


	Colorado	84-1043258
	(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

	5160 South Valley View, Suite 106, Las Vegas NV	89118
	(Address of principal executive offices)	(Zip Code)

	Registrant's telephone number, including area code:	(702) 739-6552
	Securities registered Pursuant to Section 12(b) of the Act:	None
	Securities registered pursuant to Section 12(g) of the Act:	None

Item 1. Change of Control of Registrant
On or about December 15, 1999, an effective change of control of this Registrant occurred, in accordance with that certain PLAN OF REORGANIZATION AND ACQUISITION, dated November 30, 1999, by which this Corporation would acquire Woodcomm International, Inc., a private Corporation, for issuance of 16,000,000 new investment shares of common stock. This acquisition was subject to formal shareholder approval, at a Meeting of all shareholders called for December 21, 1999. This change was reported on Form 8-K filed 12/20/99, and was ratified by shareholders. The new name of this Acquiring corporation has been changed from Desert Springs Acquisition to idial Networks, Inc.

Item 2. Acquisition or Disposition of Assets
The purpose of this Current Report is to provide unconsolidated, audited financial statements of Woodcomm International, Inc. (the acquired company) for the years ended December 31, 1998, and (un-audited) the nine months ended September 30, 1999. Consolidated financial statements for the Reorganized Corporation have not yet been completed.


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Item 4. Changes in Registrant's Certifying Accountant

This Reorganized Corporation shall have new auditors, Ehrhardt, Keefe, Steiner & Hottman, 7979 E.
Tufts Ave., Suite 400, Denver Colorado 80237-2843. There has been no disagreement with any auditor about any item.

Item 3. Bankruptcy or Receivership

None.

Item 5. Other Events

This Reorganized Corporation has resolved to change its fiscal year from June 30 to December 31. It has resolved to effect this change effective December 31, 1999, to conform to the fiscal year of the acquired business. This means that no quarterly report would be filed for the six months ended December 31, 1999, but rather a transitional annual report would be filed, with consolidated financial statements audited for the twelve months ended December 31, 1999.

Item 6. Changes of Registrant's Directors

As previously reported, the new Directors are MARK T. WOOD, KLAUS SCHOLZ, and EDWARD JANUSZ, to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


                                 February 14, 2000
              iDial Networks, Inc. formerly Desert Springs Acquisition Corp.
                       formerly Bartel Financial Group, Inc.

                                      by
                              /William Stocker/
                               William Stocker
                         SPECIAL SECURITIES COUNSEL




















                                      Exhibit
    Un-consolidated Audited Financial Statements of Woodcomm International, Inc. (the acquired company) for the years ended December 31, 1998;
    and (unaudited) for the nine months ended September 30, 1999.